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                                                                  EXHIBIT (j)(2)


                                                              September 26, 2003


The Galaxy Fund
4400 Computer Drive
Westborough, Massachusetts 01581-5108

     Re:    Galaxy Connecticut Municipal Money Market Fund

Gentlemen:

     We hereby consent, without admitting that we are in the category of persons whose consent is required, to the reference to us under the caption "Counsel" in the Statement of Additional Information relating to the above-referenced fund included in Post-Effective Amendment No. 61 to your Registration Statement on Form N-1A (No. 33-4806) as filed with the Securities and Exchange Commission.

                                                         Very truly yours,


                                                     /s/ DAY, BERRY & HOWARD LLP
                                                     ---------------------------
                                                         DAY, BERRY & HOWARD LLP